UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2018

CENTURY COBALT CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54327	98-0579157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10100 Santa Monica Blvd., Suite 300, Century City, Los Angeles, CA		90067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 772-2209

FIRST AMERICAN SILVER CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 8.01 Other Items

On May 17, 2018, the board of directors of First American Silver Corp. (“we”, “us”, “our”, the Company”) approved an agreement and plan of merger to merge with our wholly-owned subsidiary Century Cobalt Corp., a Nevada corporation, for the sole purpose of effecting a name change from First American Silver Corp. to Century Cobalt Corp.  Our company will remain the surviving company.  Completion of the merger and name change were subject to the prior approval of the Financial Industry Regulatory Authority which was subsequently granted on June 15, 2018.

As a result, with effect from June 18, 2018, we will adopt the name Century Cobalt Corp., and the new trading symbol “CCOB”.  Our new CUSIP number will be 15650R101.

Item 9.01 Financial Statements and Exhibits

3.2 Articles of Merger filed with the Nevada Secretary of State on May 31, 2018 with an effective date of June 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY COBALT CORP.

/s/ Alexander Stanbury
Alexander Stanbury
CEO, Principal Executive Officer

Date: June 25, 2018